EXHIBIT (h).3

                                    FORM OF
                         FULFILLMENT SERVICING AGREEMENT

         THIS AGREEMENT is entered into as of April 26, 1999, by and between Investment Advisers, Inc., a Delaware corporation (hereinafter referred to as "IAI") and Firstar Mutual Fund Services, LLC, a corporation organized under the laws of the State of Wisconsin (hereinafter referred to as "FMFS").

         WHEREAS, IAI is a registered investment adviser under the Investment Advisers Act of 1940, as amended;

         WHEREAS, IAI serves as investment adviser to various registered investment IAI under the Investment Company Act of 1940, as amended, (the "IAI Mutual Funds");

         WHEREAS, the IAI Mutual Funds are authorized to create separate series, each with its own investment portfolio (each a "Fund");

         WHEREAS, FMFS provides fulfillment services to mutual funds;

         WHEREAS, IAI desires to retain FMFS to provide fulfillment services for the Funds listed on Exhibit A attached hereto, as may be amended from time to time.

         NOW, THEREFORE, the parties agree as follows:


1.       DUTIES AND RESPONSIBILITIES OF FMFS

         1.       Answer all prospective shareholder calls concerning the Fund.
         2. Send all available Fund material requested by the prospect within 24 hours from time of call.
         3. Receive and update all Fund fulfillment literature so that the most current information is sent and quoted.
         4. Provide 24 hour answering service to record prospect calls made after hours (7 p.m. to 8 a.m. CT).
         5.       Maintain and store Fund fulfillment inventory.
         6. Send periodic fulfillment reports to IAI as agreed upon between the parties.

2.      DUTIES AND RESPONSIBILITIES OF IAI

         1. Provide Fund fulfillment literature updates to FMFS as necessary.
         2. File with the NASD, SEC and State Regulatory Agencies, as appropriate, all fulfillment literature that the Fund requests FMFS send to prospective shareholders.


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         3.       Supply FMFS with sufficient inventory of fulfillment materials as requested from time to time by FMFS.
         4. Provide FMFS with any sundry information about the Fund in order to answer prospect questions.

3.      INDEMNIFICATION

IAI agrees to indemnify FMFS from any liability arising out of the distribution of fulfillment literatureAgencies but not to the extent that such liability arises out of or is in any way related to FMFS's own bad faith, negligence, willful misconduct or breach of this Agreement. FMFS agrees to indemnify IAI from any liability arising from the improper use of fulfillment literature during the performance of duties and responsibilities identified in this agreement.

4.      COMPENSATION

IAI agrees to compensate FMFS for the services performed under this Agreement in accordance with the attached Exhibit A. All invoices shall be paid within ten days of receipt.

5.      PROPRIETARY AND CONFIDENTIAL INFORMATION

FMFS agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of IAI all records and other information relative to the Fund and prior, present, or potential shareholders of the Fund (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by IAI which approval shall not be unreasonably withheld and may not be withheld where FMFS may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by IAI.

6.      TERMINATION

This Agreement may be terminated by either party upon 30 days' written notice.

7.      NO AGENCY RELATIONSHIP

Nothing herein contained shall be deemed to authorize or empower FMFS to act as agent for the other party to this Agreement, or to conduct business in the name of, or for the account of the other party to this Agreement.

8.      DATA NECESSARY TO PERFORM SERVICES

IAI or its agent, which may be FMFS, shall furnish to FMFS the data necessary to perform the services described herein at such times and in such form as mutually agreed upon. If FMFS is also acting in another capacity for the Fund, nothing herein shall be deemed to relieve FMFS of any of its obligations in such capacity.


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9.      NOTIFICATION OF ERROR

IAI will notify FMFS of any error caused by FMFS the later of: within three (3) business days after receipt of any reports rendered by FMFS to IAI; within three
(3) business days after discovery of any error or omission not covered in the balancing or control procedure, or within three (3) business days of receiving notice from any shareholder.

10.     REPRESENTATIONS AND WARRANTIES OF FMFS

        A. FMFS represents and warrants to the IAI that the computer software, computer firmware, computer hardware (whether general or special purpose) and other similar related items of automated, computerized and/or software systems that are owned or licensed by FMFS and will be utilized by FMFS or its agents in connection with the provision of services described in this Agreement are "Year 2000 Compliant" (as defined below). As used in this Section 10 of this Agreement, the term "Year 2000 Compliant" shall mean the ability of the relevant system to provide all of the following functions:

        (1) Process date information before, during and after January 1, 2000, including but not limited to accepting date specific input data, providing date specific output data, and performing calculations on dates or portions of dates;

        (2) Function accurately and without interruption or malfunction before, during and after January 1, 2000, without any change in operations associated with the advent of the new millennium and assuming no other defects, bugs, viruses or other problems unrelated to Year 2000 compliance issues which disrupt functionality;

        (3) Respond to two-digit, year-date input in a way that resolves the ambiguity as to century and in a disclosed, defined and predetermined manner; and

        (4) Store and provide output data of date specific information in ways that are unambiguous as to century.

The parties recognize and acknowledge that this representation and warranty was a significant inducement for IAI to enter into this Agreement.

        B. To the extent FMFS make changes relating to its services, systems, programs, rules, operating schedules and equipment, it represents and warrants that any such changes will not adversely affect the services provided under this Agreement. FMFS will provide IAI at least 90 days' prior written notice of any such material changes.

        C. In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, FMFS shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond FMFS's control. FMFS will restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of FMFS. FMFS agrees that it shall, at all times, have reasonable contingency plans with appropriate parties,


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making reasonable provision for emergency use of systems needed to perform services under this Agreement. FMFS shall provide IAI with copies of such contingencies plans and any changes thereto. Representatives of IAI shall be entitled to inspect FMFS's premises and operating capabilities at any time during regular business hours of FMFS, upon reasonable notice to FMFS.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer or one or more counterparts as of the day and year first written above.

INVESTMENT ADVISERS, INC.                FIRSTAR MUTUAL FUND SERVICES, LLC


By:__________________________________    By:____________________________________


Attest:______________________________    Attest:________________________________


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EXHIBIT A- LIST OF IAI MUTUAL FUNDS AND FEE SCHEDULE


         Name of Fund                                           Effective Date
         ------------                                           --------------
         IAI INVESTMENT FUNDS I, INC.
                  IAI Bond Fund                                 April 26, 1999
                  IAI Institutional Bond Fund                   April 26, 1999
         IAI INVESTMENT FUNDS II, INC.
                  IAI Growth Fund                               April 26, 1999
         IAI INVESTMENT FUNDS III, INC.
                  IAI International Fund                        April 26, 1999
         IAI INVESTMENT FUNDS IV, INC.
                  IAI Regional Fund                             April 26, 1999
         IAI INVESTMENT FUNDS VI, INC.
                  IAI Emerging Growth Fund                      April 26, 1999
                  IAI Midcap Growth Fund                        April 26, 1999
                  IAI Balanced Fund                             April 26, 1999
                  IAI Money Market Fund                         April 26, 1999
                  IAI Capital Appreciation Fund                 April 26, 1999
         IAI INVESTMENT FUNDS VII, INC.
                  IAI Growth & Income Fund                      April 26, 1999
         IAI INVESTMENT FUNDS VIII, INC.
                  IAI Value Fund                                April 26, 1999
         IAI RETIREMENT FUNDS, INC.
                  IAI Regional Portfolio                        N/A
                  IAI Reserve Portfolio                         N/A
                  IAI Balanced Portfolio                        N/A


Base Service                       $100 per month

Customer Service
         State registration compliance edits
         Literature database
         Record prospect request and profile
         Prospect servicing 8:00 am to 7:00 pm CT
         Recording and transcription of requests received off-hours Periodic reporting of leads to client
         Service Fee:              $.99 / minute

Assembly and Distribution of Literature Requests
         Generate customized prospect letters
         Assembly and insertion of literature items
         Inventory tracking
         Inventory storage, reporting
         Periodic reporting of leads by state, items requested, market source
         Service Fee:              $.45 / lead - insertion of up to 4 items/lead
                                   $.15 / additional inserts

Fees and out-of-pocket expenses are billed to IAI monthly